Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

BIONDVAX PHARMACEUTICALSLTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary Shares, par value NIS 0.01 per share	(1)	-	$-	$-	-	$-
	Equity	American Depository Shares (2)	(1)
	Equity	Warrants to Purchase American Depository Shares (2)	(1)	-	-	-	-	-
	Other	Subscription Rights	(1)	-	-	-	-	-
	Equity	Units	(1)	-	-	-	-	-
	Unallocated (Shelf)	(1)	(1)	(1)	(3)	$150,000,000	0.0001102	$16,530
	Total Offering Amounts					$150,000,000		$16,530
	Total Fees Previously Paid							-
	Total Fee Offsets							$16,409	(4)
	Net Fee Due							$121	(4)

(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $150 million. Also includes such indeterminate number of securities of BiondVax Pharmaceuticals Ltd. (the “Registrant”) as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(2)	The ordinary shares registered hereby may be represented by American depository shares (ADSs). ADSs evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333- 203333). Each ADS represents four hundred (400) ordinary shares.
(3)	The proposed maximum offering price per unit of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	The Registrant previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on July 29, 2020 (File No. 333-240189), which was declared effective on August 10, 2020 (the “Prior Registration Statement”), that registered an aggregate of $150,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. Of the $150,000,000 of securities registered on the Prior Registration Statement, for which the Registrant paid a filing fee of $19,470 in connection therewith, $126,420,000.00 of the securities remain unsold, leaving $16,409 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $16,409 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, a registration fee of $121 is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	BiondVax Pharmaceuticals Ltd.	F-3	333-240189	July 29, 2020		$19, 470	Unallocated (Universal) Shelf	(1)	Unallocated (Universal) Shelf	$126,420,000
Fee Offset Sources	BiondVax Pharmaceuticals Ltd.	F-3	333-240189		July 29, 2020						$16,409

(1) Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $16,409, which represents the portion of the registration fee previously paid with respect to $126,420,000 of unsold securities (the “Unsold Offset Securities”) previously registered on the 2020 Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.